Exhibit 10.36
CALLIDUS SOFTWARE INC.
RESTRICTED STOCK AGREEMENT
     This Restricted Stock Agreement (the “Agreement”), is made and entered into between CALLIDUS SOFTWARE INC., a Delaware corporation (the “Company”) and ROBERT H. YOUNGJOHNS (“Recipient”) residing at the above address. This award is granted as an “inducement grant” under Nasdaq rules and is therefore being granted outside the Company’s 2003 Stock Incentive Plan (as amended, the “Plan”). However, for convenience, reference is made in this Agreement to certain provisions of the Plan, and terms used but not defined herein have the meaning set forth in the Plan.
     1. Notice of Grant
     Recipient has been granted shares of Common Stock of the Company (the “Restricted Shares”), subject to the terms and conditions of this Agreement, as follows:

Grant Number	1,722

Date of Grant	June 7, 2005

Total Number of Shares Granted	28,000
     2. Vesting Schedule
     (a) The Restricted Shares shall become vested and nonforfeitable on May 31, 2006, subject to Recipient’s continuing to be a Service Provider on such date.
     (b) In the event Recipient’s service is terminated by the Company without Cause (as defined in the Employment Agreement dated April 26, 2005 between Recipient and the Company (the “Employment Agreement”) before the Vesting Date, a portion of the Restricted Shares (determined by multiplying 28,000 by a fraction, the numerator of which shall be the number of full months served by Recipient since May 31, 2005 and the denominator of which shall be 12) shall become vested and nonforfeitable.
     (c) If Recipient’s service as a Service Provider terminates for any reason except as set forth in clause (b), then all Restricted Shares that have not vested on or before the date of termination of employment shall automatically be forfeited to the Company and all of Recipient’s rights with respect thereto shall cease immediately upon termination.
     3. Tax Treatment. Any withholding tax liabilities incurred in connection with the Restricted Shares becoming vested and non-forfeitable or otherwise incurred in connection with the Restricted Shares shall be satisfied (i) by either (x) Recipient paying to the Company in cash or by check an amount equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law within one business day of the day the tax event arises or (y) if allowed by the Administrator, the Company withholding a portion of the Restricted Shares that have vested and become non-forfeitable having a fair market value approximately equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law, and (ii) with respect to any cash dividend or other distribution hereunder, by deducting therefrom the minimum amount of taxes required to be withheld by the Company under applicable law. Notwithstanding the foregoing, Recipient acknowledges and agrees that he is responsible for all taxes that arise in connection with the Restricted Shares becoming vested and non-forfeitable or otherwise incurred in connection with the Restricted Shares.

     4. Restrictions on Transfer. Recipient may not sell, transfer, pledge or otherwise dispose of any of the Restricted Shares until after the applicable shares have become vested and non-forfeitable on the schedule set forth above. Recipient further agrees not to sell, transfer or otherwise dispose of any shares at a time when applicable laws or Company policies prohibit a sale, transfer or other disposition. Recipient agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent. The Company shall not be required (i) to transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Restricted Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Shares shall have been so transferred.
     5. Stock Certificates. Certificates evidencing the Restricted Shares shall be issued by the Company and registered in the name of Recipient on the stock transfer books of the Company. Unless otherwise determined by the Administrator, such certificates shall remain in the physical custody of the Company or its designee at all times until the applicable shares have become vested and non-forfeitable.
     6. Stockholder Rights. Recipient will have the same voting and other rights as the Company’s other stockholders with respect to each Restricted Share until or unless such Restricted Share is forfeited pursuant to Section 2 hereof. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Restricted Shares will be adjusted accordingly and will be subject to forfeiture pursuant to Section 2 hereof and the same restrictions as the existing Restricted Shares. In the event of a cash dividend or other distribution, such dividend or distribution will be subject to forfeiture pursuant to Section 2 hereof and, at the discretion of the Administrator (as defined in the Plan), the other restrictions contained herein.
     7. Representations and Acknowledgments of Recipient.
     (a) Recipient acknowledges that the Company has made available copies of its annual report for the year ended December 31, 2004, and its most recent quarterly report. Recipient acknowledges that he or she has had an opportunity to ask questions of, and receive answers from, the Company regarding the terms and conditions of the issuance of the Restricted Shares.
     (b) Recipient represents that he or she is able, without impairing his or her financial condition, to hold the Restricted Shares for an indefinite period and to suffer a complete loss of the value of the Restricted Shares. Recipient understands the risk that the price at which Recipient disposes of the Restricted Shares, if any, will be less than the amount of taxes withheld with respect to the Restricted Shares.
     8. Spousal Consent. As a condition to the Company’s obligations under this Agreement, the spouse of the Recipient shall execute and deliver to the Company the Consent of Spouse attached hereto as Schedule 1.
     9. Retention Rights. The Restricted Shares and this Agreement do not give Recipient the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate Recipient’s service at any time, with or without cause.
     10. Adjustments. In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this Agreement may be adjusted pursuant to the Plan.

     11. Incorporation of Plan. This Option shall be subject to the authority of the Administrator as set forth in Section 4(b) of the Plan and shall be subject to Sections 13, 14 and 15 of the Plan, which are incorporated herein by reference.
     12. Applicable Law. This Agreement will be interpreted and enforced under the laws of the State of California (without regard to their choice-of-law provisions).
     13. The Plan and Other Agreements. The text of the Plan is incorporated in this Agreement by reference.
     This Agreement and the Plan constitute the entire understanding between Recipient and the Company regarding this Agreement. Any prior agreements, commitments or negotiations concerning the Restricted Shares are superseded. This Agreement may be amended only by another written agreement, signed by both parties.
     Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement. Recipient further agrees to notify the Company upon any change in the residence address indicated below.

RECIPIENT:	CALLIDUS SOFTWARE, INC.

/s/ Robert H. Youngjohns	By: /s/ Brian E. Cabrera

Signature	Brian E. Cabrera, VP Corporate Development and General Counsel

Robert Youngjohns
Print Name

Schedule 1
CONSENT OF SPOUSE
     I, Margaret Youngjohns, spouse of Robert H. Youngjohns, have read and approve the foregoing Agreement. In consideration of granting of the shares of Callidus Software Inc., as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.
     Signature: /s/ Margaret Youngjohns
     Date: June 7, 2005